Exhibit 21.1 List of Subsidiaries

Xian Xilan Natural Gas Co., Ltd., a limited liability company incorporated under the laws of the Peoples' Republic of China ("PRC") (VIE)

Jingbian Xilan Liquified Natural Gas Co., Ltd., a limited liability company formed under the laws of the PRC (subsidiary of the VIE)

Shaanxi Xilan Natural Gas Equipment Co. Ltd., a limited liability company formed under the laws of the PRC

Henan Xilan Natural Gas Co., Ltd., a limited liability company formed under the laws of the PRC (subsidiary of the VIE)

Shaanxi Xilan Auto Body Shop Co., Ltd., a limited liability company formed under the laws of the PRC (subsidiary of the VIE)

Lingbao Yuxi Natural Gas Co., Ltd., a limited liability company formed under the laws of the PRC (subsidiary of the VIE)

Henan CNPC Kunlun Xilan Compressed Natural Gas Co., Ltd., a limited liability company formed under the laws of the PRC (subsidiary of the VIE)

Xilan Energy Co., Ltd., a private company having a share capital formed under the laws of Hong Kong Special Administration Region of the PRC

Hubei Xilan Natural Gas Co., Ltd., a limited liability company formed under the laws of the PRC (subsidiary of the VIE)

Hanchuan Makou Yuntong Compressed Natural Gas Co., Ltd., a limited liability company formed under the laws of the PRC (subsidiary of a subsidiary of the VIE)